United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 16, 2021
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
The Fidelity National Financial, Inc. Annual Meeting of Shareholders was held June 16, 2021. As of April 19, 2021, the record date for the Annual Meeting, 289,038,983 shares of common stock of the Company were outstanding and entitled to vote. A quorum of shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions, if applicable, with respect to each proposal is set out below:

1. Elect four Class I directors to serve until the 2024 Annual Meeting of Shareholders or until their successors are duly elected and qualified or their earlier death, resignation or removal

	FOR	WITHHELD	BROKER NON-VOTES
Raymond R. Quirk	220,486,765	4,928,038	29,469,100
Sandra D. Morgan	224,663,458	751,345	29,469,100
Heather H. Murren	220,616,303	4,798,500	29,469,100
John D. Rood	212,700,772	12,714,031	29,469,100

Directors whose term of office as a director continued after the meeting are as follows:

Class II (term expires at the 2022 Annual Shareholders Meeting): Daniel D. (Ron) Lane, Cary H. Thompson, and Halim Dhanidina
Class III (term expires at the 2023 Annual Shareholders Meeting): William P. Foley, II, Douglas K. Ammerman, Thomas M. Hagerty and Peter O. Shea, Jr.

2. To approve a non-binding advisory resolution on the compensation paid to our named executive officers

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
215,072,626	9,830,058	512,119	29,469,100
3. Ratification and appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year

FOR	AGAINST	ABSTAIN
254,498,649	242,067	143,187

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	June 17, 2021	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary